Exhibit 5.1

NEW YORK LONDON SINGAPORE PHILADELPHIA CHICAGO WASHINGTON, DC SAN FRANCISCO SILICON VALLEY SAN DIEGO SHANGHAI TAIWAN BOSTON HOUSTON LOS ANGELES HANOI HO CHI MINH CITY	FIRM and AFFILIATE OFFICES www.duanemorris.com	ATLANTA BALTIMORE WILMINGTON MIAMI BOCA RATON PITTSBURGH NEWARK LAS VEGAS CHERRY HILL LAKE TAHOE MYANMAR OMAN A GCC REPRESENTATIVE OFFICE OF DUANE MORRIS ALLIANCES IN MEXICO AND SRI LANKA

June 24, 2020

Paramount Gold Nevada Corp.

665 Anderson Street

Winnemucca, NV 89445

Re: Paramount Gold Nevada Corp. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Paramount Gold Nevada Corp., a Nevada corporation (the “Company”), in connection with the Agency Sales Agreement, dated June 24, 2020 (the “Agency Agreement”), by and among Canaccord Genuity Corp. and Cantor Fitzgerald Canada Corporation, as agents, and the Company, and certain subscription letters between certain institutional investors and the Company (“Subscription Letters”, and together with the Agency Agreement, the “Agreements”) pursuant to which the Company shall issue and sell up 4,807,700 shares of common stock, par value $0.01 per share (the “Common Stock”). The Common Stock is being offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-218295), filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 26, 2017 and declared effective on June 8, 2017 (the “Registration Statement”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the “Act”), relating to the issuance and sale of the Common Stock.

For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Registration Statement, including the prospectus contained therein (the “Base Prospectus”); (ii) the prospectus supplement, dated June 23, 2020, in the form filed with the Commission pursuant to Rule 424(b) under the Act (the “Prospectus Supplement,” together with the Base Prospectus and the documents incorporated and deemed to be incorporated by reference therein, herein collectively referred to as the “Prospectus”); (iii) the Amended and Restated Certificate of Incorporation (“Company’s Certificate of Incorporation”); (iv) the Amended and Restated Bylaws of the Company

June 24, 2020

(“Company’s Bylaws”); and (v) records of proceedings of the Board of Directors, or committees thereof. We have also examined such other certificates of public officials, such other certificates of officers of the Company and such other records, agreements, documents and instruments as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. In rendering such opinion, we have relied as to factual matters upon the representations, warranties and other statements made in the Agreements without having independently verified such factual matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Shares have been duly authorized, and when the Shares are issued and paid for in accordance with the terms and conditions of the Agreements, the Shares will be validly issued, fully paid and non-assessable.

Our opinion herein is limited to the Business Corporation Act of the State of Nevada and the federal laws of the United States of America.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to the use of this opinion as an exhibit to the Current Report on Form 8-K to be filed by the Company and further consent to all references to us in the Prospectus Supplement under “Legal Matters”. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Duane Morris LLP

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